EXHIBIT 99.1

Tuesday, January 14, 2003

                                  PRESS RELEASE


           Lawrence Financial Holdings, Inc. Announces Date of Annual
                             Meeting of Stockholders



Ironton, Ohio - Lawrence Financial Holdings, Inc. (OTCBB:LWFH) today announced that its annual meeting of stockholders will be held at the Company's main office at 311 South Fifth Street, Ironton, Ohio on May 12, 2003 at 4:30 p.m., local time.

      Lawrence Financial Holdings, Inc. is the holding company for Lawrence Federal Savings Bank, a federally chartered savings bank headquartered in Ironton, Ohio. Lawrence Federal operates a total of five full-service banking offices with locations in Ironton, Chesapeake, South Point, Rome and Wheelersburg in southeast Ohio.

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CONTACT:


      Lawrence Financial Holdings, Inc., Ironton
      Jack Blair or RobRoy Walters,
      Phone: (740) 532-0263
      Fax:   (740) 532-1885